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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  May 15, 2002


                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
             (Exact name of Registrant as Specified in its Charter)


            Delaware                       1-6388                56-0950247
(State or other Jurisdiction of       (Commission File          (IRS Employer
 Incorporation or Organization)            Number)           Identification No.)


               401 North Main Street
           Winston-Salem, North Carolina                            27102
     (Address of principal executive offices)                     (Zip code)

               Registrant's telephone number, including area code:
                                 (336) 741-5500



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Item 5.  Other Events.

On May 15, 2002, R.J. Reynolds Tobacco Holdings, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with JP Morgan Securities Inc. and Salomon Smith Barney Inc. as representatives of the underwriters named therein for the sale of $300 million in 6 1/2% notes due
June 1, 2007 and $450 million in 7 1/4% notes due June 1, 2012 (collectively, the "Notes"). The notes are guaranteed on a senior unsecured basis by R. J. Reynolds Tobacco Company and RJR Acquisition Corp. (collectively, the "Guarantors"). The Notes were issued pursuant to an Indenture dated May 20, 2002 among the Company, the Guarantors and The Bank of New York. The Registrant is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement (File No. 333-58386) and its Prospectus Supplement, dated May 15, 2002, pertaining to the sale of the Notes.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.

1.1 Underwriting Agreement Standard Provisions, incorporated by reference into the Underwriting Agreement filed as Exhibit 1.2

1.2 Underwriting Agreement dated as of May 15, 2002 by and among R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company and RJR Acquisition Corp. and J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., as representatives of the several underwriters

4.1          Form of Note for the 6 1/2% Note due 2007

4.2          Form of Note for the 7 1/4% Note due 2012

4.3 Indenture, dated May 20, 2002, by and among R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York





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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



R.J. REYNOLDS TOBACCO HOLDINGS, INC.



By:    /s/ McDara P. Folan, III
   --------------------------------------------------------
Name:  McDara P. Folan III
Title: Vice President, Deputy General Counsel and Secretary



Dated:  May 17, 2002